Exhibit 10.1

TRIPLE NET SPACE LEASE

(MULTI-TENANT)

between

BERNARDO SUMMIT LLC,

a California limited liability company,

as

LANDLORD

and

LIONBRIDGE TECHNOLOGIES, INC.,

a Delaware corporation,

as

TENANT

for

PREMISES

At

The Summit

SUITE B, BUILDING 5

SAN DIEGO, CALIFORNIA

This Triple Net Space Lease (the “Lease”), dated as of the date first written in the Summary of Basic Lease Information set forth in Article I below (the “Summary”), is made by and between BERNARDO SUMMIT LLC, a California limited liability company (“Landlord”) and LIONBRIDGE TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

ARTICLE I

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION
Date:	February 25, 2009

Premises (Article II).

Premises:	An approximately 43,768 rentable square feet of space comprising of Suite B of the Building, as further set forth in Exhibit A.

Building:	That certain Building commonly known as Building 5 located at 16550 West Bernardo Drive in San Diego, California 92127.

Lease Term (Article III).

Initial Term:	Thirty-six (36) months, commencing on the Commencement Date and ending on the Expiration Date, unless extended or terminated as provided for herein.

Commencement Date:	April 1, 2009.

Expiration Date:	The day before the third anniversary of the Commencement Date.

Option(s) to Extend:	Tenant is given one (1) option to extend the Lease Term (“Option to Extend”) for a period of thirty-six (36) months (the “Extended Term”) immediately following the date on which the initial Lease Term would otherwise expire.

Base Rent (Section 4.01):

Lease Year	Annual Base Rent	Monthly Installment of Base Rent	Monthly Base Rent Rate per Square Foot of Rentable Area
1	$498,955.20	$41,579.60	$0.95
2	$514,711.68	$42,892.64	$0.98
3	$530,468.16	$44,205.68	$1.01

Extended Term
4-6	Fair Market Rent (as defined in Section 3.02 below)

Tenant’s Share (Section 4.05).	Tenant’s Building Share: 43.4%

Tenant’s Project Share: 8.74%

Security Deposit: (Section 4.07):	$62,150.56

Permitted Use (Article V):	General office and testing use only, consistent with an industrial building.

Parking Spaces (Section 2.03):	Four (4) parking spaces per one thousand (1,000) square feet of Rentable Area within the Premises

Broker(s) (Section 17.23):

Representing Landlord:	CBRE.

Representing Tenant:	CresaPartners.

Tenant Improvement Allowance
(Section 2 of Exhibit C):	Landlord shall provide a Tenant Improvement Allowance of up to $706,520.00 (i.e. $15 per square foot of Rentable Area plus an additional $50,000.00). Subject to the terms of Section 2.2 of the Work Letter Agreement attached hereto as Exhibit C, Tenant may request an “Additional Tenant Improvement Allowance” in the amount of $218,840.00 (i.e. $5 per square foot of Rentable Area in the Premises. This “additional Tenant Improvement Allowance,” together with interest thereon at the rate of seven percent (7%) per annum, shall be amortized over the Lease Term and added to the Base Rent.

Tenant’s Representative (Section 5.1 of Exhibit C):	Mike Labonte of CresaPartners.

Landlord’s Representative (Section 5.2 of Exhibit C):	Janette Sammartino.

ARTICLE II

PREMISES

Section 2.01 Demise of Premises

Landlord hereby leases to Tenant and Tenant leases from Landlord for the Lease Term, at the rental, and upon all of the terms and conditions set forth herein, certain space consisting of approximately Forty-Tree Thousand Seven Hundred Sixty-Eight (43,768) rentable square feet of space (“Premises”), which Premises, commonly referred to as Suite B, comprise a portion that certain Building sometimes known as “Building 5” located at 16550 West Bernardo Drive, San Diego, California 92127 (“Building”) which is one of a number of free standing, office and research and development Project Buildings (“Project Buildings”) on real property situated in the City of San Diego, County of San Diego, State of California and commonly known as The Summit. The Premises are more particularly described and depicted herein in Exhibit “A.” Landlord reserves the right to access and use the restrooms and janitor, telephone and electrical closets (as well as the space above any dropped ceilings) for cabling, wiring, pipes and other Building system elements. The rentable square footage of the Premises, Building and other Project Buildings (the “Rentable Area”) has been determined and certified by Landlord’s architect pursuant to BOMA standards ANSIZ65.1-1996. The Premises, the Project Buildings and appurtenances described herein, including Common Area (defined below), and all other improvements at The Summit together with the land on which the same are located are together designated as the project (“Project”).

Section 2.02 Common Area

During the Lease Term, Tenant shall have the non-exclusive right to use those portions of the Common Area which are provided, from time to time, for use in common by Landlord, Tenant and/or other tenants of the Project. Landlord reserves the right, in its sole discretion, to modify the Common Area (including, without limitation, increasing or reducing the size thereof, adding additional or removing building structures, facilities or other improvements, or changing the use, configuration and elements thereof), to designate certain areas for the exclusive use of Landlord and/or certain tenants of the Project, and to close or restrict access of certain areas from time to time for repair, maintenance or construction or to prevent a dedication thereof; provided that (i) Tenant nevertheless shall have reasonable access to the Premises and to parking areas serving the Building, and (ii) any such modifications, when completed, shall not unreasonably interfere with or restrict Tenant’s access to or possession or use of the Premises. Landlord further reserves the right to establish, repeal and amend from time to time rules and regulations for the use of the Common Area and to grant easements or other rights to use the Common Area to others; provided that no amendment to the rules and regulations shall unreasonably interfere with or restrict Tenant’s access to or possession or use of the Premises or unreasonably and materially increase Tenant’s Share of Operating Expenses; and provided further that, to the extent of any conflict between an express provision of this Lease (other than the attached Rules and Regulations) and such Common Area rules and regulations, this Lease shall control. The “Common Area” shall consist of Project Common Area and Building Common Area (as defined below). The “Project Common Area” shall mean all portions of the Project other than the Project Buildings, including landscaping, sidewalks, walkways, driveways, curbs, parking lots (including striping), roadways within the Project, sprinkler systems, lighting, surface water drainage systems, as well as additional or different facilities as Landlord in its sold discretion may from time to time designate or install or make available for the use by Tenant in common with others. The “Building Common Area” shall mean those portions of the Building designated as such from time to time by Landlord in its sole discretion, including, without limitation, all mechanical areas, pipe, cabling and wiring shafts, together with their respective enclosing walls, as well as, to the extent not leased to any tenant or occupant of the Building, all entrances, other lobbies, common corridors and hallways, restrooms, janitor closets, telephone closets, electric closets and other public or common areas located in the Building.

Section 2.03 Parking

Landlord shall provide Tenant with the number of parking spaces set forth in the Summary at no additional charge, except to the extent included in Operating Expenses pursuant to Section 4.05 below. The parties acknowledge that the parking spaces shall not be designated for Tenant’s use but shall instead be available to Tenant and Tenant’s customers on an unreserved, non-designated non-exclusive first come-first serve basis. Landlord shall have no liability for the use of any such parking spaces by anyone (besides Landlord) other than Tenant or Tenant’s visitors. In the event Landlord elects or is required by any law to limit or control parking at the Building or the Project, whether by validation of parking tickets or any other method of assessment, Tenant, at its cost, agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord. Except as otherwise expressly provided herein, all costs and expenses associated with parking areas serving the Project shall be included in Operating Expenses.

ARTICLE III

TERM

Section 3.01 Lease Term

The term of this Lease (the “Lease Term”) shall commence on the Commencement Date set forth in the Summary (the “Commencement Date”), and shall expire, unless sooner terminated as provided for herein, on the Expiration Date set forth in the Summary (the “Expiration Date”). At any time following the Commencement Date, Landlord may deliver to Tenant a Memorandum of Commencement of Lease Term substantially in the form attached hereto as Exhibit B as a confirmation of the information set forth therein, which Tenant shall execute and return to Landlord within fifteen (15) business days after receipt thereof.

Section 3.02 Option to Extend.

(a) Exercise

The Option(s) to Extend set forth in the Basic Lease Information, if any, may be exercised by Tenant, if at all, only by delivery of irrevocable written notice (the “Option Notice”) to Landlord given not more than twelve (12) months nor less than six (6) months prior to the end of the initial Lease Term; provided, however, if, as of the date of delivery of the Option Notice or any day thereafter on or before the last day of the initial Lease Term, Tenant (i) is in default under this Lease (beyond the expiration of any applicable notice period provided under this Lease), (ii) has assigned this Lease to anyone other than an Affiliate (as defined in

Section 11.02 below) or (iii) has sublet more than fifty percent (50%) of the Premises to anyone other than an Affiliate, then, at the sole option of Landlord, the Option Notice shall be totally ineffective, and this Lease shall expire on the last day of the initial Lease Term, if not sooner terminated.

(b) Extended Term Rent

In the event Tenant exercises its Option to Extend set forth herein, all the terms and conditions of this Lease shall continue to apply during the Extended Term, except that the Base Rent payable by Tenant during the Extended Term shall be equal to one hundred percent (100%) of Fair Market Rent (as defined below), as determined pursuant to Section 3.03(c) below. “Fair Market Rent” shall mean the effective rental rate, determined on a per rentable square foot basis, being charged (including periodic adjustments thereto as applicable during the period of the Extended Term, to the extent such adjustments are determined to be part of the Fair Market Rent) in transactions entered into within the twelve (12) month period immediately preceding the Negotiation Period, for comparable space in similar buildings in the vicinity of the Building in the Rancho Bernardo/Carmel Mountain Ranch market area (i.e., building s of a similar age and quality considering any recent renovations or modernization), with similar floor plate size and with similar amenities, or, if such comparable space is not available, then making adjustments in the determination of Fair Market Rent to reflect the age, quality, layout and amenities of the Premises and the Building, as contrasted to spaces in other buildings used for comparison purposes, in all instances taking into consideration: size; location; floor level; leasehold improvements or allowances provided or to be provided; lease term; extent of services to be provided; the time that the particular rate under consideration became or is to become effective; and any other relevant terms or conditions applicable to both new and renewing tenants, including tenant concessions and inducements such as (i) the amount of protection received by tenants in connection with the payment of operating and tax expenses (i.e., base year or expense stop), (ii) rental abatement concessions being given such tenants, if any, in connection with such comparable space and in connection with the period of construction of such space, and (iii) all other tenant inducements and landlord concessions and payments including, but not limited to, lease takeover payments, if any, being granted such tenants in connection with such comparable space, and real estate brokerage commissions (which shall be paid to the applicable broker or to Tenant if Tenant does not utilize the services of a broker in connection with such extension). The intent of the parties is that Tenant will obtain the same rent and other economic benefits that landlords would otherwise give in comparable transactions and that Landlord will make and receive the same economic payments and concessions that landlords would otherwise make and receive in comparable transactions.

(c) Determination of Fair Market Rent

(i) Negotiation. If Tenant timely and properly exercises the Option to Extend, then, within the first thirty (30) days following the date of delivery of the Option Notice (the “Negotiation Period”), the parties shall meet in good faith to negotiate the Base Rent for the Premises during the Extended Term. If, during the Negotiation Period, the parties agree on the Base Rent for the Premises during the Extended Term, then such agreed amount shall be the Base Rent payable by Tenant during the Extended Term.

(ii) Arbitration. In the event that Tenant exercises Tenant’s Option to Extend in accordance with this Lease and if the parties are unable to agree on the Base Rent for the Premises within the Negotiation Period, then within ten (10) days after the expiration of the Negotiation Period, each party shall separately designate to the other in writing an appraiser to make this determination. Each appraiser designated shall be a member of the Appraisal Institute and shall have at least ten (10) years experience in appraising commercial real property in San Diego County. The failure of either party to appoint an appraiser within the time allowed shall be deemed equivalent to appointing the appraiser appointed by the other party, who shall then determine the Fair Market Rent for the Premises for the Extended Term. Within five (5) business days of their appointment, the two designated appraisers shall jointly designate a third similarly qualified appraiser. The third similarly qualified appraiser will not have worked in any capacity for either party over the immediately preceding five (5) full years. Within thirty (30) days after their appointment, each of the two appointed appraisers shall submit to the third appraiser a sealed envelope containing such appointed appraiser’s good faith determination of the Fair Market Rent for the Premises for the Extended Term; concurrently with such delivery, each such appraiser shall deliver a copy of his or her determination to the other appraiser. The third appraiser shall within ten (10) days following receipt of such submissions, then determine which of the two appraisers’ determinations most closely reflects Fair Market Rent. The determination most closely reflecting the third appraiser’s determination shall be deemed to be the Fair Market Rent for the Premises during the Extended Term; the third appraiser shall have no rights to adjust, amend or otherwise alter the determinations made by the appraisers selected by the parties, but must select one or the other of such appraisers’ submissions. The determination by such third appraiser shall be final and binding upon the parties. Said third appraiser shall, upon selecting the determination which most closely resembles Fair Market Rent, concurrently notify both parties hereto in writing. The parties shall share the appraisal expenses equally. If the Extended Term begins prior to the determination of Fair Market Rent, Tenant shall pay monthly installments of Base Rent equal to one hundred percent (100%) of the monthly installment of Base Rent in effect for the last year of the initial Lease Term. Once a determination is made, any over payment or under payment shall be reimbursed as a credit against, or paid by adding to, the monthly installment of Base Rent next falling due.

ARTICLE IV

RENT; TRIPLE NET LEASE

Section 4.01 Base Rent

(a) Monthly Base Rent.

Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior notice or demand, base rent (“Base Rent”) as set forth in the Summary, which shall be payable in monthly installments, in advance, on or before the first day of each calendar month of the Lease Term in which Base Rent is due. For purposes hereof, “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, the first Lease Year shall commence on the Commencement Date and end on the last day of the calendar month immediately preceding the first anniversary of the Commencement Date, and the second and each succeeding Lease Year shall commence on the first day of the next calendar month. In the event that any Lease Year contains more or less than twelve (12) full calendar months, the annual Base Rent for such Lease Year shall be multiplied by a fraction, the numerator of which shall be the number of months in such Lease Year and the denominator of which shall be twelve (12). In the event that any month in any Lease Year is less than a full calendar month, the Base Rent and Additional Rent for such month shall be multiplied by a fraction, the numerator of which shall be the number of days in such month during the Lease Term and the denominator of which shall be number of days in such calendar month (e.g., if the Lease Term commences September 14, the fraction for such month shall be 14/30).

Section 4.02 First Payment of Rent

Tenant shall pay to Landlord Base Rent for the first full calendar month of the Lease Term, together with Landlord’s estimate of Additional Rent due hereunder for the first full calendar month of the Lease Term, upon Tenant’s execution of this Lease.

Section 4.03 Absolute Triple Net Lease

This Lease is what is commonly called an “Absolute Triple Net Lease,” it being understood that Landlord shall receive the Base Rent set forth in Section 4.01 free and clear of, and in addition to, any and all expenses, costs, impositions, taxes, assessments, liens or charges of any nature whatsoever, subject to the exclusions set forth in Section 4.05 below. Tenant shall pay all Rent in lawful money of the United States of America to Landlord at the notice address stated herein or to such other persons or at such other places as Landlord may designate in writing on or before the due date specified for same without prior demand, set-off or deduction of any nature whatsoever. It is the intention of the parties hereto that this Lease shall not be terminable for any reason by Tenant, except as expressly set forth in this Lease, and that Tenant shall in no event be entitled to any abatement of or reduction in Rent payable under this Lease, except as herein expressly provided in Articles VIII and XIII. Any present or future law to the contrary shall not alter this agreement of the parties.

Section 4.04 Additional Rent

In addition to the Base Rent reserved by Section 4.01, commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay (i) Tenant’s Share of Operating Expenses; (ii) Tenant’s Share of Insurance Expenses; (iii) Tenant’s Share of Real Estate Taxes; and (iv) a management fee (the “Management Fee”), payable on a monthly basis, in advance, at the same time and in the same manner applicable to monthly installments of Base Rent, in an amount equal to three percent (3%) of the then applicable monthly installment of Base Rent. All of the foregoing payments, together with any and all other amounts (other than Base Rent), whether or not contemplated, payable by Tenant pursuant to the terms of this Lease are referred to herein, collectively, as “Additional Rent,” and Base Rent and Additional Rent are referred to herein, collectively, as “Rent.”

Section 4.05 Operating Expenses; Insurance Expenses

(a) Definitions

“Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues (whether obligated to do so or undertaken at Landlord’s discretion) during any calendar year during the Lease Term because of or in connection with the ownership, operation, management, maintenance, security, repair, replacement and restoration of the Project, the Building, or any portion thereof, other than Insurance Expenses and Real Property Taxes. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: costs and expenses of cleaning, lighting, maintaining, repairing and replacing all Project Common Area improvements and elements (including, without limitation, light poles and fixtures, storm and sanitary sewers, parking lots, driveways and roads) and all Building Common Area improvements and elements (including, without limitation, elevators, stairways, floors, exterior and interior walls, roof, roof membrane and other elements of the Building which are the responsibility of Landlord to maintain, repair and replace under this Lease); costs of snow removal; costs of parking lot striping; costs of removal of trash, rubbish, garbage and other refuse; costs of painting of exterior and interior walls; costs of removal of graffiti; costs of landscaping; costs of providing security systems and personnel to the extent Landlord determines in its sole discretion to do so; fire protection and fire hydrant charges (including fire protection system signaling devices now or hereafter required, and the costs of maintaining of same); water and sewer charges; utility charges; license and permit fees necessary to operate and maintain the Building and the Project; costs of supplies, tools and materials used in the operation and maintenance of the Building, the Project and the Common Area; the cost (or the reasonable depreciation of the cost) of equipment used in the operation and maintenance of the Building, the Project and the Common Area (which shall be expensed or amortized, respectively, by Landlord in its good faith discretion using commercial real estate management principles, consistently applied) and rent paid for leasing any such equipment; reasonable cost of on-site or off-site space for the storage of any and all items used in conjunction with the operation, management, maintenance and repair of the Project (including, without limitation, tools, machinery, records, decorations, tables, benches, supplies and meters); the cost of making all improvements which are intended to reduce Operating Expenses or to increase public safety, or which may be then required by governmental authority, laws, statutes, ordinances and/or regulations; the cost of all licenses, certificates, permits and inspections; the cost of contesting any governmental enactments which may affect Operating Expenses; costs incurred to comply with any transportation system management program, any present or anticipated conservation program or any other governmental program; payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building or the Project; costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute Real Property Taxes hereunder; total compensation and benefits (including premiums for workers’ compensation and other insurance, except to the extent such premiums are included in Insurance Expenses) paid to or on behalf of Landlord’s employees, agents, consultants and contractors, including, without limitation, full or part time on-site management or maintenance personnel. In addition, if, during any Lease Year, (i) Landlord is not furnishing a particular service or work (the costs of which, if furnished by

Landlord, would be included in Operating Expenses) to a tenant (other than Tenant) that has undertaken to perform such service or work in lieu of receiving it from Landlord, or (ii) in Landlord’s commercially reasonable judgment, Tenant is using a disproportionate amount of any particular service or work (the cost of which is included in Operating Expenses), then Operating Expenses for that Lease Year shall be considered to be increased by an amount equal to the additional Operating Expenses that Landlord would reasonably have incurred during this period if Landlord had furnished such service or work to that tenant, or an amount equal to the cost of such increased, disproportionate by Tenant, as relevant Notwithstanding the above, if Tenant’s Share of the cost of any particular capital expenditure to the Building or Common Area exceeds Fifteen Thousand Dollars ($15,000), then such cost, together with interest thereon at the rate actually charged Landlord by any lender or, if no such interest is relevant, with interest thereon at an interest rate equal to the Agreed Rate (as defined in Section 17.02 below), shall be amortized over its useful life, and the amount includible in Operating Expenses shall be limited to the monthly amortized cost thereof. The determination of what constitutes a capital expenditure and the useful life applicable thereto shall be made by Landlord in its good faith discretion using accounting practices commonly utilized in the commercial real estate industry, consistently applied.

“Insurance Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues (whether obligated to do so or undertaken at Landlord’s discretion) during any calendar year during the Lease Term because of or with respect to insurance carried by Landlord in connection with the Building or the Project, including, without limitation, all insurance described in Sections 7.01 and 7.03 below.

(b) Exclusions

For purposes of this Lease, the term Operating Expenses shall not include (and Tenant shall have no liability for) any of the following:

(i) Landlord’s non-cash charges, such as depreciation (except for the amortization of capital items as described in Section 4.05(a) above),

(ii) any payments of points, interest or principal relating to any debt secured by the Premises,

(iii) costs associated with the operation of the business of the ownership or entity which constitutes “Landlord,” as distinguished from the costs of Premises operations, including, but not limited to, partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Premises, costs of any disputes between Landlord and its employee (if any) not engaged in Premises operation, or outside fees paid in connection with disputes with other tenants,

(iv) legal fees, space planners’ fees, real estate brokers’ leasing commissions, and advertising expenses incurred in connection with leasing of the Premises,

(v) costs for which Landlord has been reimbursed by its insurance carrier or any tenant’s insurance carrier,

(vi) any bad debt loss, rent loss or reserves for bad debts or rent loss,

(vii) any interest or late fee resulting from any failure of Landlord to pay any item of Operating Expense when it would have been due without such interest or late fee, provided, however, that nothing herein shall be deemed from precluding Landlord from passing through to Tenant as an Operating Expense any cost associated with paying Operating Expenses on any permitted installment or other periodic basis, even if such payment basis results in an increase in the Operating Expense in question,

(viii) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for such services in the Premises to the extent the same exceeds the costs of such services rendered by unaffiliated third parties on a competitive basis,

(ix) costs of repairs or rebuilding necessitated by condemnation,

(x) expenses for repairs, replacements or improvements to the extent such expenses have been reimbursed to Landlord through warranties from contractors or suppliers,

(xi) costs incurred due to Landlord’s violation of any terms and conditions of this Lease or of any law,

(xiv) costs of repairs or other work occasioned by fire, earthquake, windstorm or other casualty, except for a reasonable deductible under any insurance policy, and costs of remediating Hazardous Materials (except to the extent that any such costs arise in the course of ordinary maintenance or result from Tenant’s acts or omissions), provided that nothing herein shall be deemed to release Tenant from any of Tenant’s obligations pursuant to Section 17.21 of this Lease,

(xv) reserves of any kind,

(xvi) ground lease rents,

(xvii) transfer taxes, brokerage commissions, title insurance premiums and escrow fees associated with the sale of the Project,

(xviii) any management fee other than the Management Fee, and

(xix) any costs which are otherwise charged to Tenant as an Insurance Expense or a Real Property Tax pursuant to the terms of this Lease.

(xx) any costs associated with correcting any improvements at the Premises which were in violation of any law in effect as of the date such improvement was built.

(c) Tenant’s Share

For purposes hereof, “Tenant’s Building Share” shall mean the percentage derived by the quotient of the Rentable Area of the Premises divided by the Rentable Area of the Building, which Landlord and Tenant acknowledge and agree shall be the percentage set forth in the Summary. “Tenant’s Project Share” shall mean the percentage derived by the quotient of the Rentable Area of the Premises divided by the Rentable Area of the Project Buildings, which Landlord and Tenant acknowledge and agree shall be the percentage set forth in the Summary. The term “Tenant’s Share” shall refer to either Tenant’s Building Share or Tenant’s Project Share, as applicable. Notwithstanding the foregoing, Tenant’s Share shall be subject to increase or reduction (in an amount Landlord shall, in good faith, determine), based upon any increase or reduction in the Rentable Area of the Building or Project Buildings.

(d) Payment

Commencing on the Commencement Date, and continuing through the Lease Term, Tenant shall pay, on the first day of each calendar month, monthly installments of Tenant’s Share of Operating Expenses, Tenant’s Share of Insurance Expenses and Tenant’s Share of Real Property Taxes in amounts set forth in a written estimate by Landlord. Landlord shall have the right to revise its estimate from time to time during a particular calendar year, in which event, commencing with Tenant’s next installment of Base Rent due, Tenant thereafter shall pay such amounts set forth in such revised estimate (which may include an additional monthly amount based upon any shortfall in Landlord’s previous estimate). Landlord shall furnish to Tenant a statement (hereinafter referred to as “Landlord’s Statement”), within ninety (90) days after the end of each calendar year, which shall set forth the actual amounts of Tenant’s Share of Operating Expenses, Tenant’s Share of Insurance Expenses and Tenant’s Share of Real Property Taxes for such preceding calendar year. In the event that the actual amounts of Tenant’s Share of Operating Expenses, Tenant’s Share of Insurance Expenses and Tenant’s Share of Real Property Taxes for such preceding calendar year, in the aggregate, exceed the estimated amounts paid by Tenant with respect thereto during such preceding calendar year, then Tenant shall pay to Landlord, as Additional Rent, the entire amount of such excess within thirty (30) days after receipt of Landlord’s Statement. In the event that the actual amounts of Tenant’s Share of Operating Expenses, Tenant’s Share of Insurance Expenses and Tenant’s Share of Real Property Taxes for such preceding calendar year, in the aggregate, are less than the estimated amounts paid by Tenant with respect thereto during such preceding calendar year, then Landlord shall apply such difference as a credit to Additional Rent next falling due (or if the Lease Term has expired or terminated and there remains no money due to Landlord, then Landlord shall remit to Tenant the amount of such difference within thirty (30) days after the date of the Landlord’s Statement). Tenant’s Share of Operating Expenses for the ensuing estimation period shall be adjusted upward or downward based upon Landlord’s Statement.

Section 4.06 Tenant’s Right to Review Supporting Data

(a) Exercise of Right by Tenant

Provided that Tenant is not in default under this Lease, and provided further that Tenant strictly complies with the provisions of this Section 4.06, Tenant shall have the right upon thirty (30) days written notice to Landlord to reasonably review supporting data for any portion of a Landlord’s Statement that Tenant claims is incorrect. Landlord shall maintain at all times during the Lease Term, at the office of Landlord, full, complete and accurate books of account and records prepared in accordance with generally accepted accounting principles with respect to Operating Expenses, and shall retain such books and records, as well as contracts, bills, vouchers and checks and such other documents as are reasonably necessary to properly audit Operating Expenses. In order for Tenant to exercise its right under this Section 4.06, Tenant shall, within one hundred twenty (120) days after any Landlord’s Statement is received, deliver a written notice to Landlord specifying the portions of such Landlord’s Statement that are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in such Landlord’s Statement. Except as expressly set forth in Section 4.06(c) below, in no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under this Lease, including, without limitation, Tenant’s obligation to make all Base Rent payments and all payments of Additional Rent pending the completion of, and regardless of the results of, any review under this Section 4.06. The right to review granted to Tenant under this Section 4.06 may only be exercised once for any Landlord’s Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Section 4.06 for a particular Landlord’s Statement shall be deemed waived.

(b) Procedures for Review

Tenant agrees that any review of supporting data under this Section shall occur at such location at which Landlord’s records for the Building and the Project are then located. Any review to be conducted under this Section shall be at the sole expense of Tenant and shall be conducted by a firm of certified public accountants of national standing on a non-contingency fee basis. If an audit, review or inspection by a Tenant or Tenant’s accountant or consultant alleges an overbilling, Tenant may submit a claim for the overbilled amount to Landlord, detailing the nature of the overbilling, and if Landlord concurs that its statement is in error, Landlord will promptly reimburse to Tenant, or Tenant will promptly pay to Landlord, any amount which may be determined to have been due as a result of Tenant’s audit. If Landlord does not concur that its statement is in error, the dispute between Landlord and Tenant will be resolved in accordance with Section 4.06(c), below. Additionally, if Landlord is determined to have overcharged Tenant for Operating Expenses by five percent (5%) or more, Landlord shall reimburse Tenant within thirty (30) Days following such determination for the reasonable cost of Tenant’s review of Landlord’s books and records, not to exceed One Thousand Five Hundred Dollars ($1,500) (which cost may not be included as Additional Rent). Tenant acknowledges and agrees that any supporting data reviewed under this Section 4.06 shall constitute confidential information of Landlord, which shall not be disclosed to anyone other than the accountants performing the review and the management of Tenant who receive the results of the review. Except (i) to the extent required by law, (ii) in connection with any legal proceeding concerning this Lease, or (iii) to the extent such information or results are otherwise publicly available, the disclosure of such information or results of the review to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease.

(c) Resolution of Disputes Regarding Operating Expenses, Insurance Expenses and Real Estate Taxes

The scope of the dispute shall be described with particularity in Tenant’s notice, which shall be accompanied by all information supporting Tenant’s side of the dispute. Tenant’s sole and exclusive remedy for resolving any such dispute shall be by binding arbitration. The arbitration shall be administered by the office of JAMS in San Francisco,

California, and shall be conducted pursuant to its Streamlined Arbitration Rules and Procedures. The arbitrator’s powers shall be limited to resolving the dispute and awarding costs (including reasonable attorneys’ fees) to the prevailing party.

(d) Effect of Tenant’s Default

In the event that Tenant becomes in default of its obligations under this Lease at any time during the pendency of a review of records under this Section, said right to review shall immediately cease and the matters originally set forth in the Landlord’s statement shall be deemed to be correct.

Section 4.07 Security Deposit

Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a cash sum in the amount stated in the Summary of Basic Lease Information (the “Security Deposit”). Landlord shall hold the Security Deposit as security for the full and faithful performance of Tenant’s obligations under this Lease. Landlord shall not be required to pay any interest on the Security Deposit or to keep the Security Deposit separate from Landlord’s own funds. If Tenant fails to perform fully and timely all or any of Tenant’s covenants and obligations hereunder, Landlord may (but shall not be required to), without prejudice to any other remedy it has, apply all or part of the Security Deposit toward the fulfillment of any of Tenant’s unperformed obligations, including, without limitation: (i) any Rent or other sum in default; (ii) any amount that Landlord may spend or become obligated to spend in exercising Landlord’s rights under Article XII; or (iii) any expense, loss or damage that Landlord may suffer because of Tenant’s failure to fully and timely perform any of its obligations hereunder. Tenant waives the provision of California Civil Code § 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of accrued Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Tenant or Tenant’s officers, agents, employees, independent contractors, or invitees, including future rent payments. If Landlord elects to apply all or a portion of the Security Deposit as permitted hereunder, Tenant shall immediately pay to Landlord sufficient cash to restore the Security Deposit to an amount equal to the greater of (i) the amount of the security Deposit immediately before Landlord’s application of a portion of the Security Deposit or (ii) the amount of the then current monthly Base Rent hereunder. Upon any increase in Base Rent, Landlord may also require Tenant to increase the Security Deposit by the amount of the increase in the monthly Base Rent. Within a reasonable time after Tenant vacates the Premises following the expiration or sooner termination if this Lease, if Tenant is not then in default, Landlord shall return to Tenant any unapplied balance of the Security Deposit within thirty (30) days after the expiration or earlier termination of the Lease.

ARTICLE V

USE

Section 5.01 Permitted Use and Limitations on Use

The Premises shall be used and occupied only for the permitted use set forth in the Summary and for no other use or purpose whatsoever. Tenant shall be permitted access to the Premises, the Building and parking facilities serving the Premises during the Term on a twenty-four (24) hours per day, seven (7) days per week basis. Tenant shall be permitted access to the Premises, the Building and parking facilities serving the Premises during the Term on a twenty-four (24) hours per day, seven (7) days per week basis. Tenant shall not use, suffer or permit the use of the Premises in any manner that would constitute waste, nuisance or unlawful acts. Tenant shall not do anything in or about the Premises which would (a) cause structural injury to the Building or the Premises, or (b) cause damage to any part of the Building or the Premises except to the extent reasonably necessary for the installation of Tenant’s trade fixtures and Tenant’s Alterations, and then only in a manner and to the extent consistent with this Lease. Tenant shall not operate any equipment within the Building or the Premises which would (i) materially damage the Building or the Common Area, (ii) overload existing mechanical, electrical or other systems or equipment servicing the Building, (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning equipment within or servicing the Building, (iv) damage, overload or corrode the sanitary sewer system, or (v) damage the Common Area or any other part of the Project. Tenant shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of the Building or set any load on the floor in excess of the load limits for which such items are designed nor operate hard wheel forklifts within the Premises. Any dust, fumes, or waste products generated by Tenant’s use of the Premises shall be contained and disposed so that they do not (A) create an unreasonable fire or health hazard, (B) damage the Premises, or (C) result in the violation of any law. Except as approved by Landlord or set forth herein, Tenant shall not change the exterior of the Building, or the outside area of the Premises, or install any equipment or antennas on or make any penetrations of the exterior or roof of the Building. Tenant shall not conduct on any portion of the Premises any sale of any kind (but nothing herein is meant to prohibit sales and marketing activities of Tenant’s products and services in the normal course of business consistent with the permitted use), including any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale, and any such sale shall be an immediate event of default hereunder without the benefit of a notice and cure period from Landlord, notwithstanding anything to the contrary in this Lease. No materials, supplies, tanks or containers, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain within the outside areas of the Premises except in fully fenced and screened areas outside the Building which have been designed for such purpose and have been approved in writing by Landlord for such use by Tenant and for which Tenant has obtained all appropriate permits from governmental agencies having jurisdiction over such articles.

Section 5.02 Compliance with Laws

Tenant shall, at Tenant’s cost and expense, comply promptly with all statutes, ordinances, codes, rules, regulations, orders, covenants and restrictions of record, and requirements applicable to the Premises and Tenant’s use and occupancy of same in effect during any part of the Lease Term, whether the same are presently foreseeable or not, and without regard to the cost or expense of compliance provided that any Alteration(s) required for compliance shall be subject to the provisions of this Lease. By executing this Lease, Tenant acknowledges that it has reviewed and satisfied itself as to its compliance, or intended compliance with the applicable zoning and permit requirements, hazardous materials and waste requirements, and all other statutes, laws, or ordinances relevant to the uses stated in Section 5.01 above or the occupancy of the Premises.

Section 5.03 Delivery of Premises

(a) Early Entry

Notwithstanding anything herein to the contrary, as of the Delivery Date (as defined below), Tenant and Tenant’s invitees may enter the Premises (and the Common Area of the Building, to the extent reasonably necessary), at Tenant’s sole risk, for the sole purpose of installation of Tenant’s Tenant Improvements, furniture and equipment. Tenant’s occupancy of the Premises prior to the Commencement Date shall be solely for such purposes (and not for the conduct of Tenant’s business) and shall be on all of the terms and conditions of this Lease as though the Lease Term had commenced on the Delivery Date, except the obligation to pay Base Rent and Additional Rent, provided that Tenant shall be responsible for all utilities provided to the Premises during such early entry period. The “Delivery Date” shall mean the date that all of the following have occurred: (a) this Lease is fully executed and delivered by Landlord and Tenant; and (b) Tenant has delivered to Landlord (i) Rent for the first full calendar month of the Lease Term, (ii) evidence of the insurance described in Article VII below, and (iii) the Security Deposit pursuant to Section 4.07 above.

(b) Condition of Premises

As of the Delivery Date, any then-existing Building plumbing, lighting, heating, ventilating, air conditioning, gas, electrical and sprinkler systems serving the Premises shall be in good working condition and repair at Landlord’s sole expense, and not from the Tenant Improvement Allowance. Except as is provided in the preceding sentence, having made such inspection of the Premises, the Building and the Project as it deemed prudent and appropriate (including, without limitation, testing for the presence of mold), Tenant hereby accepts the Premises in their condition existing as of the Delivery Date, “AS-IS” subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use and condition of the Premises, and any covenants or restrictions, liens, encumbrances and title exceptions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Except as specifically set forth in this Lease and in the Work Letter Agreement for Tenant Improvements and Interior Specification Standards attached hereto as Exhibit C and made a part hereof (“Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant acknowledges that, except as provided for in this Section 5.03(b), neither Landlord nor any agent of Landlord has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant’s business. Neither party has been induced to enter into this Lease by, and neither party is relying on, any representation or warranty outside those expressly set forth in this Lease. Neither Landlord nor anyone acting on its behalf shall be liable for, nor shall this Lease be subject to rescission on account of, the nondisclosure of any facts. Tenant expressly waives any right to rescission and /or damages based on nondisclosure of any facts.

Section 5.04 Building Security

Tenant acknowledges and agrees that it assumes sole responsibility for security at the Premises for its agents, employees, invitees, licensees, contractors, guests and visitors and will provide such systems and personnel for same including, without limitation, while such person(s) are using the Common Area, as it deems necessary or appropriate and at its sole cost and expense. Notwithstanding anything to the contrary contained in this Lease, neither Landlord nor any of the Landlord Parties (as defined in Section 7.07 below) shall be liable in any manner for any security personnel, services, procedures or equipment in, at, on or about the Premises, the Building or the Project (whether or not provided by Landlord) or for the failure of the same to prevent or control, or to apprehend anyone suspected of, personal injury, property damage or any criminal conduct in, on or about the Building or the Project.

Section 5.05 Rules and Regulations

Landlord may from time to time promulgate reasonable and nondiscriminatory rules and regulations applicable for the care and orderly management of the Premises, the Project and/or its Common Area. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant agrees to abide by such rules and regulations. A copy of the initial Rules and Regulations is attached hereto as Exhibit G. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible for the violation of any such rules and regulations by any person, including, without limitation, Tenant or its employees, agents, invitees, licensees, guests, visitors or contractors.

Section 5.06 Defective Condition at Delivery Date

In the event that it is determined, and Tenant notifies Landlord in writing within six (6) months after the Delivery Date, that the Building systems described in Section 5.03(b) above were not in good working condition and repair as of the Delivery Date, and such failure was not caused by Tenant, then it shall be the obligation of Landlord, and the sole right and remedy of Tenant, after receipt of written notice from Tenant setting forth with specificity the nature of the failed performance, to promptly, within a reasonable time and at Landlord’s sole cost, to correct such failure. Tenant’s failure to give such written notice to Landlord within six (6) months after the Delivery Date shall constitute a conclusive presumption that such Building systems are in good working condition and repair, and any required correction after that date shall be performed by the party responsible for such repair pursuant to the terms of this Lease.

ARTICLE VI

MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01 Maintenance of Premises and Building

(a) Throughout the Lease Term, Tenant, at its sole cost and expense, shall keep, maintain, repair and replace the Premises and every part thereof (except as provided in 6.01(b) below, and also except for maintenance, repairs or replacement costs caused solely by an act of negligence or intentional misconduct by Landlord during the Lease Term, subject to Section 7.06 below) and all improvements and appurtenances in the Premises, including, without limitation, all interior walls, all doors and the interior of all windows, all wall surfaces and floor coverings, all Alterations, additions and improvements installed by or on behalf of Tenant during the Lease Term, sewer, plumbing, electrical, lighting, heating, ventilation and cooling systems, fixtures and equipment exclusively servicing the Building, base building systems, roof and roof membrane, all fire sprinklers, all fire safety and security systems, fixtures and equipment, all wiring, and all glazing, in the same good order, condition and repair as they are in on the Delivery Date, or as they may be improved after the Delivery Date, normal wear and tear and damage due to casualty not caused by Tenant excepted, provided that, for purposes of this Lease, wear and tear which could have been prevented by first class maintenance practices performed in accordance with industry standards shall not be deemed “normal.”

(b) Landlord shall maintain, repair and replace the exterior walls, structural walls, supporting pillars, foundations, and structural portions of the roof of the Building. All costs and expenses incurred by Landlord in connection with the foregoing obligations shall be included in Operating Expenses; provided, however, that: (i) except as provided for in subitem (ii) below, any cost associated with replacing such items to be maintained or repaired by Landlord shall be borne solely by Landlord, at Landlord’s sole expense, and (ii) if the maintenance, repair or replacement of such items is due to the acts, omissions or negligence of Tenant or any Tenant Parties (as defined in Section 7.07 below), then Landlord shall nevertheless make such repairs at Tenant’s expense, and Tenant, within ten (10) days after receipt of an invoice, shall pay to Landlord all costs and expenses of any such repairs, together with accrued interest at the Agreed Rate from the date of Landlord’s payment. Tenant shall give Landlord written notice of any needed repairs which are the obligation of Landlord hereunder. It shall then be the obligation of Landlord, after receipt of such notice, to perform the same within thirty (30) days after such notice; provided, however, that if the nature of the repairs is such that more than thirty (30) days are reasonably required for performance, then Landlord shall not be deemed to be in default hereunder if Landlord commences such repairs within said thirty (30) day period and thereafter diligently completes them and provided further, that for purposes of this sentence “commences” includes any steps taken by Landlord to investigate, design, consult, bid or seek permit or other governmental approval in connection with such repair. Should Landlord default, as provided in Section 12.03 below, in its obligation to make any of the repairs assumed by it hereunder with respect to the Premises, or with respect to the Building if such repairs shall be reasonably necessary to Tenant’s use and occupancy of the Premises, Tenant shall have the right to perform such repairs, in which event Landlord, within thirty (30) days after written demand accompanied by detailed invoice(s), shall pay to Tenant the reasonable, actual out-of-pocket costs expended by Tenant for such repairs, provided that nothing herein shall be deemed to create a right of setoff or withholding by Tenant of Base Rent or Additional

Rent or any other amounts due herein. Landlord shall not be liable to Tenant for any damage to person or property as a result of any failure to timely perform any of its obligations with respect to the repair, maintenance or replacement of the Premises, the Building, or the Project or any part thereof, and Tenant’s sole right and remedy (together with its rights under Section 12.03 below) shall be the performance of said repairs by Tenant with the right of reimbursement from Landlord, all in accordance with the terms of this Section 6.01(b). Tenant hereby expressly waives all rights under and benefits of Sections 1941 and 1942 of the California Civil Code or under any law, statute or ordinance on the same subject now or hereafter in effect to make repairs and offset the cost of same against Rent or to withhold or delay any payment of Rent or any other of its obligations hereunder as a result of any default by Landlord under this Section 6.01(b).

(c) Tenant agrees to keep the interior of the Premises clean and in sanitary condition as required by the health, sanitary and police ordinances and regulations of any political subdivision having jurisdiction and to remove all trash and debris which may be found in or around the Premises. Tenant further agrees to keep the interior surfaces of the Premises, including, without limitation, windows, floors, walls, doors, showcases and fixtures clean and neat in appearance.

(d) If Tenant refuses or neglects to commence such repairs and/or maintenance for which Tenant is responsible under this Article VI within a ten (10) day period (or within twenty-four (24) hours in the event of an emergency) after written notice from Landlord and thereafter to diligently prosecute the same to completion, then Landlord, upon at least 24 hours prior written notice (except in an emergency when no such notice shall be required), may enter the Premises and cause such repairs and/or maintenance to be made, and Landlord shall not be responsible to Tenant for any loss or damage occasioned thereby, except when due to Landlord’s negligence or willful misconduct, and Tenant, within ten (10) days after receipt of an invoice, shall pay to Landlord all costs and expenses of any such repairs and/or maintenance, together with accrued interest at the Agreed Rate from the date of Landlord’s payment. If Landlord becomes entitled to enter the Premises as aforesaid more than once during any twelve (12) calendar months or more than twice during the Lease Term, then Landlord may elect to enter into a maintenance contract at a market rate for first-rate maintenance with a third party for the performance of all or a part of Tenant’s maintenance obligations, whereupon (i) Tenant shall be relieved from its obligations to perform only those maintenance obligations covered by such maintenance contract, and (ii) Tenant shall bear the entire cost of such maintenance contract which shall be paid in advance, as Additional Rent, on a monthly basis with Tenant’s Base Rent payments.

Section 6.02 Maintenance of Project Common Areas

Landlord shall maintain, repair and replace all features, facilities and improvements in, on or about the Project Common Area, including, without limitation, landscaping, curbs, walkways, driveways, roadways, parking areas, and lighting, sprinkler, drainage, sewer and plumbing systems, fixtures and equipment, to the extent in the Common Area. All costs and expenses incurred by Landlord in connection with the foregoing obligations shall be included in Operating Expenses; provided, however, if such maintenance, repair or replacement is due to the acts, omissions or negligence of Tenant or any Tenant Parties, then Landlord shall nevertheless make such repairs at Tenant’s expense, and Tenant, within ten (10) days after receipt of an invoice, shall pay to Landlord all costs and expenses of any such repairs, together with accrued interest at the Agreed Rate from the date of Landlord’s payment.

Section 6.03 Alterations, Additions and Improvements

No alterations, additions, or improvements (“Alterations”) shall be made to the Premises by Tenant without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that Tenant, without Landlord’s prior written consent, but upon not less than ten (10) business days prior written notice to Landlord, may make Alterations (including removal and rearrangement of prior Alterations) which (a) do not affect any systems or equipment of the Building or the Project, (b) do not affect the structural integrity or any structural components of the Building or the Project, (c) are not visible from the exterior of the Building, (d) do not require a Building permit, and (e) do not involve the expenditure of more than Twenty-Five Thousand and 00/100 Dollars ($25,000.00) in any given instance or Fifty Thousand and 00/100 Dollars ($50,000.00) in the aggregate during any twelve (12) month period. As a condition to Landlord’s obligation to consider any request for consent hereunder, Tenant hereby agrees to pay Landlord upon demand for the reasonable out-of-pocket costs and expenses of consultants, engineers, architects and others for reviewing plans and specifications and for monitoring the construction of any proposed Alterations. In addition, if Landlord’s consent is granted to any Alterations, then Tenant, within ten (10) days after Tenant executes a construction contract for such Alterations, and as a condition precedent to the commencement of such Alterations, shall pay to Landlord a construction management fee in an amount equal to one percent (1.0%) of all costs of design, demolition, construction and installation of such Alterations (the “Landlord Supervision Fee”), the amount of which Landlord Supervision Fee shall be (i) initially based upon reasonable estimates of such costs, (ii) subject to verification by Landlord, and (iii) further subject to adjustment as provided below. Landlord may require Tenant to remove any such Alterations at the expiration or sooner termination of the Lease Term and to restore the Premises to their prior condition pursuant to the terms of Section 17.09 hereof; provided that, if Tenant makes written request to Landlord concurrently with Tenant’s request for consent to any Alterations, then Landlord shall make its election to require removal of such Alterations, if at all, at the time consent to such Alterations is given. All Alterations to be made to the Premises shall be designed by and made under the supervision of a California licensed architect and/or California licensed structural engineer (each of whom has been approved by Landlord) and shall be made in accordance with plans and specifications which have been furnished to and approved by Landlord in writing prior to commencement of work. All Alterations shall be constructed and installed, at the sole cost and expense of Tenant, by California licensed contractors approved by Landlord, in compliance with all applicable law, and in good and workmanlike manner, and shall have been approved in writing by the City of San Diego and any other applicable governmental agencies. Subject to Landlord’s right (by notifying Tenant in writing at the time of Landlord’s approval thereof) to require Tenant to remove Alterations in accordance with this Section 6.03 (in which case Tenant shall retain ownership thereof), all Alterations, including, without limitation, all lighting, electrical, heating, ventilation, air conditioning and full height partitioning and carpeting installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures and shall become the property of Landlord at the expiration or sooner termination of the Lease. Tenant shall retain title to all furniture and trade fixtures placed on the Premises. Within sixty (60) days after completion of any Alterations, Tenant shall provide Landlord with (A) a complete set of both hard copies and CAD digital files of “as built” plans for such Alterations, and (B) a statement of all final costs of design, demolition, construction and installation of such Alterations, together with all supporting documentation therefor and, if the Landlord Supervision Fee paid in connection with such Alterations was understated, an amount equal to the actual Landlord Supervision Fee (based upon the statement of final costs) less any amount previously paid to Landlord on account thereof.

Section 6.04 Covenant Against Liens

Tenant shall not allow any liens arising from any act or omission of Tenant to exist, attach to, be placed on, or encumber Landlord’s or Tenant’s interest in the Premises, the Building or the Project, or any portion of either, by operation of law or otherwise. Tenant shall not suffer or permit any lien of mechanics, material suppliers, or others to be placed against the Premises, the Building or the Project, or any portion of either, with respect to work or services performed or claimed to have been performed for Tenant or materials furnished or claimed to have been furnished to Tenant or the Premises. Landlord has the right at all times to post and keep posted on the Premises any notice that it considers necessary for protection from such liens. At least ten (10) days before beginning construction of any Alterations, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of nonresponsibility. If any such lien attaches or if Tenant receives notice of any such lien, Tenant shall cause the lien to be released and removed of record, by recordation of a lien release bond or otherwise, within thirty (30) days after receipt of notice thereof. Despite any other provision of this Lease, if the lien is not released and removed within thirty (30) days after Tenant’s receipt of notice of such lien, then Landlord may immediately take all action necessary to release and remove the lien, without any duty to investigate the validity of such lien. All expenses (including reasonable attorney fees and the cost of any bond) incurred by Landlord in connection with a lien incurred by Tenant or its removal shall be considered Additional Rent under this Lease and be immediately due and payable by Tenant. Notwithstanding the foregoing, if Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense, defend and protect itself, Landlord and the Premises, the Building and the Project against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Landlord elects to participate in or is made a party to any such action, Tenant shall reimburse Landlord’s attorneys’ fees and costs within ten (10) days after demand.

ARTICLE VII

INSURANCE

Section 7.01 Property/Rental Insurance for Premises

At all times during the Lease Term, Landlord shall keep the Premises (including the Tenant Improvements, but excluding any Alterations or other property required to be insured by Tenant pursuant to Section 7.02 below), the Building and the Project insured at full replacement value against loss or damage by fire and those risks normally included in special form (causes of loss) property insurance. In addition, Landlord may keep the Premises (including the Tenant

Improvements, but excluding any Alterations or other property required to be insured by Tenant pursuant to Section 7.02 below), the Building and the Project insured against, without limitation, (i) earthquake and earthquake sprinkler leakage, (ii) flood, (iii) loss of rents (including scheduled rent increases) and extra expenses, (iv) boiler and machinery, and (v) fire damage legal liability form, including waiver of subrogation. The amount of such insurance and the deductibles thereof shall be of Landlord’s may choosing in its sole discretion. Insurance shall include a Building Ordinance and Increased Cost of Construction Endorsement insuring the increased cost of reconstructing the Premises, the Building and the Project due to the need to comply with applicable statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may be in force hereafter. Tenant shall pay Tenant’s Share of any deductibles within ten (10) days after receipt of an invoice. All premiums for all such insurance shall be included in Insurance Expenses recoverable by Landlord in accordance with Article IV.

Section 7.02 Property Insurance for Fixtures and Inventory

At all times during from and after the Delivery Date through and including the expiration or earlier termination of this Lease, Tenant shall, at its sole expense, maintain special form (causes of loss) property insurance, which includes the same coverage as required of Landlord in Section 7.01 above, on any trade fixtures, furnishings, merchandise, equipment, artwork or other personal property in or on the Premises, and on all Alterations (whether or not presented to Landlord for its consent). The amount of such insurance shall not be less than one hundred percent (100%) of replacement cost, with commercially reasonable deductibles, and Landlord shall not have any responsibility, nor pay any cost, for maintaining any insurance required by this Section 7.02. Tenant shall pay all deductibles under such policies in the event of a loss.

Section 7.03 Landlord’s Liability Insurance

During the Lease Term, Landlord shall maintain a policy or policies of commercial general liability insurance covering Landlord (and such others as designated by Landlord) against claims and liability for bodily injury, personal injury and property damage (including loss of use thereof) on our about the Building and the Project, with combined single limit coverage in an amount determined by Landlord in its sole discretion; provided that if such policy is a blanket policy that covers properties (other than the Building or the Project) owned by Landlord, only that portion allocable to the Building or the Project, as the case may be, shall be payable hereunder. All premiums for all such insurance shall be included in Insurance Expenses recoverable by Landlord in accordance with Article IV.

Section 7.04 Tenant’s Liability Insurance

At all times during from and after the Delivery Date through and including the expiration or earlier termination of this Lease, Tenant shall obtain and keep in force a policy or policies of commercial general liability insurance covering Tenant, and naming Landlord and any Landlord Parties and any lenders or ground Landlords whose names are provided to Tenant as additional insureds, against claims and liability for bodily injury, personal injury and property damage (including loss of use thereof) based upon, involving or arising out of (a) Tenant’s operations and contractual liabilities, or (b) ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing a single limit coverage in amount of not less than Two Million Dollars ($2,000,000) per occurrence; provided, however, the limits of such insurance shall not limit the liability of Tenant nor relieve Tenant of any obligation under this Lease. Such insurance shall include, subject to the terms and conditions of the standard ISO General Liability Insurance Policy reasonably satisfactory to Landlord (i) a Broad Form endorsement covering the provisions of this Lease and the performance by Tenant of its indemnity agreements contained in this Lease, including, without limitation, Section 7.07 below, (ii) coverage for Additional Landlords or Premises, and (iii) coverage for “amendment of the pollution exclusion” to provide coverage for damage caused by heat, smoke, fumes from a fire. All insurance to be carried by Tenant shall be primary to, and not contributory with, any similar insurance carried by Landlord (whose insurance shall be considered excess insurance only).

Section 7.05 Evidence of Insurance

Tenant shall furnish to Landlord prior to the Delivery Date, and at least thirty (30) days prior to the expiration date of any policy, evidence in the form of a standard certificate of insurance reasonably satisfactory to Landlord that the property insurance and liability insurance required to be maintained by Tenant is in full force and effect for the twelve (12) month period following such expiration date; that Landlord has been named as an additional insured to the extent of contractual liability assumed in this Lease, including, without limitation, Section 7.07 below; and that all such policies will not be canceled unless thirty (30) days’ prior written notice of the proposed cancellation has been given to Landlord. The insurance shall be issued by insurer carriers approved by Landlord; provided, however, that such approval shall not be unreasonably withheld so long as Tenant’s insurance carrier has a Best’s Insurance Guide rating not less than A- VIII and is licensed to do business in California. Landlord shall furnish to Tenant reasonable evidence of its insurance coverage required hereunder within fifteen (15) business days after demand made not more than once in any calendar year.

Section 7.06 Mutual Waiver of Claims and Subrogation Rights

Landlord and Tenant hereby release and relieve the other, and waive their entire claim of recovery for loss or damage to property arising out of or incident to any peril covered by the insurance policies required to be carried pursuant to Sections 7.01 and 7.02 above (but only to the extent of insurance proceeds either actually received by the waiving party or which would have been received if the required insurance had been carried by the waiving party), when such property constitutes the Premises, or is in, on or about the Premises, whether or not such loss or damage is due to the negligence of Landlord or Tenant, or their respective agents, employees, guests, licensees, invitees, or contractors. Tenant and Landlord waive all rights of subrogation against each other on behalf of, and shall obtain a waiver of all subrogation rights from, all property and casualty insurers referenced above.

Section 7.07 Indemnification and Exculpation

(a) Except as otherwise provided in Section 7.07(b), Tenant shall indemnify, defend, protect and hold free and harmless Landlord, its partners, subpartners, members, parent organizations, affiliates, subsidiaries, principal shareholders and other constituent entities, and their respective officers, directors, servants, employees, agents and independent contractors

(collectively, “Landlord Parties”) from any and all liability, claims, loss, damages, causes of action (whether in tort or contract, law or equity, or otherwise), costs, expenses, charges, assessments, fines, and penalties of any kind, including without limitation, reasonable attorneys’, experts’ and arbitrators’ fees and costs and court costs, incurred in connection with or arising from (i) any cause in, on or about the Premises, (ii) any acts, omissions or negligence of Tenant, its partners, subpartners, members, parent organizations, affiliates, subsidiaries, principal shareholders, other constituent entities or any other person or entity claiming by, through or under Tenant, or any of their respective officers, directors, servants, employees, agents, independent contractors, licensees, invitees, visitors or guests (collectively, “Tenant Parties”), in, on or about the Premises, and (iii) any breach or default in the timely observance or performance of any obligation on Tenant’s part to be observed or performed under this Lease.

(b) Notwithstanding the foregoing, Tenant’s indemnity contained in Section 7.07(a) above shall not apply to the negligence or willful misconduct of Landlord or Landlord’s Parties.

(c) Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise and all other personal property in, on or about the Premises and for injury or death to persons in, on or about the Premises, from any cause arising at any time to the fullest extent permitted by law. Notwithstanding the foregoing, Tenant’s waiver contained in this Section 7.07(c) shall not apply to the gross negligence or willful misconduct of Landlord or any of Landlord’s Parties. Notwithstanding the provisions of Section 7.07(b) above, or any other provision of this Lease, in no event shall any Landlord Parties be liable under any circumstances for (i) injury or damage to, or interference with, Tenant’s business (including, but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use) or other consequential damages, in each case however occurring, or (ii) any damage which is or could be covered by the insurance Tenant is required to carry under this Lease.

ARTICLE VIII

DAMAGE OR DESTRUCTION

Section 8.01 Destruction of the Premises

(a) In the event all or any part of the Premises or the Common Area serving or providing access to the Premises are damaged during the Lease Term from any fire or other casualty, then Landlord shall promptly conduct the repair and diligently pursue the same to completion, subject to reasonable delays for insurance adjustment and other matters beyond Landlord’s reasonable control (in which event the provisions of Section 17.20 below shall apply), and subject to all other terms and conditions of this Article VIII; provided, however, Tenant (and not Landlord) shall promptly repair all damage to those items as to which Tenant is required to maintain property insurance under Section 7.02 above. Except as otherwise provided in Section 8.01(b) below, no such damage shall terminate this Lease. If such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, then Landlord shall allow Tenant a proportionate abatement of Rent to the extent Landlord actually receives proceeds of rental interruption insurance purchased by Landlord as part of Insurance Expenses (or would have received such proceeds had Landlord maintained the insurance required of Landlord pursuant to Section 7.01(iii) above), during the time and to the extent the

Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; provided that, in any event, Tenant’s right to abate Rent shall terminate as of the later to occur of (i) the date on which Landlord completes its repairs under this Section 8.01(a), or (ii) the date (as reasonably determined by Landlord) on which Tenant should have completed its repairs under this Section 8.01(a) assuming Tenant used reasonable diligence in pursuing the same. Unless this Lease is terminated pursuant to Section 8.01(b), Tenant shall pay Tenant’s Share of any insurance deductible to Landlord within ten (10) days after written demand.

(b) Notwithstanding the terms of Section 8.01(a) above, Landlord may elect not to repair or restore the Premises, the Building and/or the Project, and instead to terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant not less than thirty (30) days to vacate the Premises, but Landlord may so elect only if the Building or the Project shall be damaged by fire or other casualty, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or the Project or ground lessor with respect to the Building or the Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies (other than deductible amounts actually paid by Tenant and other tenants of the Building or the Project) and Landlord terminates the leases of all of the other tenants of the Building; (iv) Landlord decides to rebuild the Building or the Project so that they will be substantially different structurally or architecturally; or (v) the damage occurs during the last six (6) months of the Lease Term and, in Landlord’s reasonable judgment, repairs cannot reasonably be completed within sixty (60) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums).

(c) Notwithstanding the terms of Section 8.01(a) above, Tenant may elect to terminate this Lease, by notifying Landlord in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant not less than thirty (30) days nor more than ninety (90) days to vacate the Premises, but Tenant may so elect only if the Building shall be damaged by fire or other casualty, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums) (ii) the damage was not caused by the actions or omissions of Tenant or any Tenant Parties, and (iii) more than thirty-five percent (35%) of the Building was affected by the casualty and Tenant is not, in fact, using the portion of the Building affected by the Premises. In addition, Tenant may terminate this Lease if the Building is damaged by a casualty, and the damage occurs during the last twelve (12) months of the Lease Term and, in Landlord’s reasonable judgment, repairs cannot reasonably be completed within sixty (60) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums).

Section 8.02 Waiver of Civil Code Remedies

Tenant hereby expressly waives any rights to terminate this Lease upon damage or destruction to the Premises, including without limitation any rights pursuant to the provisions of Section 1932, Subdivisions 1 and 2 and Section 1933, Subdivision 4, of the California Civil Code, as amended from time to time, and the provisions of any similar law hereinafter enacted.

Section 8.03 No Abatement of Rentals

Except as otherwise expressly provided in Section 8.01(a) above, the Base Rent, Additional Rent and other charges due under this Lease shall not be reduced or abated by reason of any damage or destruction to the Premises, and Landlord shall be entitled to all proceeds of the insurance maintained pursuant to Section 7.01 above. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business (including, without limitation, loss of business, profits or goodwill), resulting in any way from any damage or the repair thereof.

Section 8.04 No Liability for Tenant’s Alterations or Personal Property

In no event shall Landlord have any liability for, nor shall it be required to repair or restore, any injury or damage to Tenant’s Alterations or personal property or to any other personal property of other in or upon the Premises, the Building or the Project.

ARTICLE IX

REAL PROPERTY TAXES

Section 9.01 Payment of Taxes

(a) For all periods of time during the Lease Term, Tenant shall pay Tenant’s Share of Real Property Taxes as is provided for in Section 4.05 above. “Real Property Taxes” shall mean all expenses Landlord pays under this Article IX, including without limitation, real property taxes, including, without limitation, any escaped or supplemental tax and any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license, fee, charge, excise or imposition imposed, assessed or levied on or with respect to the Building or the Project or any part thereof, or any legal or equitable interest of Landlord therein, by any Federal, State, County, City or other political subdivision or public authority having the direct or indirect power to tax, including, without limitation, any improvement district or any community facilities district, as well as any government or private cost sharing agreement assessments made for the purpose of augmenting or improving the quality of services and amenities normally provided by government agencies and any tax, fee, charge, imposition or excise described in subsection 9.01(b) below. Notwithstanding anything to the contrary contained herein, “Real Property Taxes” shall not include: (i) any net income taxes, franchise taxes, or any succession, estate or inheritance taxes of Landlord, (ii) any federal or state income taxes or gift, capital stock, conveyance or transfer taxes levied or assessed on Landlord or against the Project, or (iii) penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments of, and/or to file any tax or informational returns with respect to any Real Property Taxes, when due. If Landlord receives a refund of Real Property Taxes or a credit against its future Real Property Taxes for any calendar year during the Lease Term for which Tenant paid

Tenant’s Share of Taxes, Landlord shall, at its election, either pay to Tenant, or credit against subsequent payments of Rent due hereunder, an amount equal to Tenant’s Share of the refund, net of any reasonable expenses incurred by Landlord in achieving such refund; provided, however, if this Lease shall have expired or is otherwise terminated, Landlord shall refund in cash any such refund or credit due to Tenant within thirty (30) days after Landlord’s receipt of such refund or its receipt of such credit against future Real Property Taxes. Landlord’s obligation to so refund to Tenant any such refund or credit of Taxes shall survive such expiration or termination.

(b) Except as otherwise expressly provided hereinbelow, if at any time during the Lease Term, the State of California or any political subdivision of the state, including any county, city, city and county, public corporation, district, or any other political entity or public corporation of this state, levies or assesses against Landlord a tax, fee, charge, imposition or excise on rents under leases of space in the Building or the Project, the square footage of the Building or the Project, the act of entering into leases of space in the Building or the Project, or the occupancy of tenants of the Building or the Project, or levies or assesses against Landlord any other tax, fee, or excise, however described, including, without limitation, a so-called value added, business license, transit, commuter, environmental or energy tax fee, charge or excise or imposition related to the Building or the Project, as a direct substitution in whole or in part for, or in addition to, any Real Property Taxes (collectively, “Additional Real Property Taxes”), then the same shall be included in “Real Property Taxes” for all purposes hereunder; provided that, notwithstanding the foregoing, if any such Additional Real Property Taxes pertain solely to (i) Rent under this Lease (as opposed to under all leases of space in the Building or the Project), (ii) the square footage of the Premises (as opposed to the square footage of the Building or the Project), (iii) the act of entering into this Lease, or (iv) the occupancy of Tenant (as opposed to all tenants or occupants of the Building or the Project) (as opposed to all leases of space in the Building or the Project), then such Additional Real Property Taxes shall not be included in “Real Property Taxes,” and shall be the sole obligation and liability of Tenant and shall be paid by Tenant, as Additional Rent, ten (10) days before delinquency (or, if such Additional Real Property Taxes are levied against Landlord or Landlord’s property, then Landlord shall pay the same before delinquency and Tenant shall reimburse Landlord the amount of the same within ten (10) days after written demand accompanied by a copy of Landlord’s tax bill); and further provided that, if any such Additional Real Property Taxes pertain not only to the Project, but to additional property of Landlord located outside the Project as well, then “Real Property Taxes” shall only include a portion of such Additional Real Property Taxes, which portion shall be computed upon the amounts and at the rates that otherwise would be payable if the Project were the only property of Landlord.

(c) Landlord shall provide Tenant with copies of all tax and assessment bills on the Premises promptly upon Landlord’s receipt of Tenant’s written request therefor, and Landlord shall also provide to Tenant evidence of payment promptly upon Landlord’s receipt of Tenant’s written request therefor.

(d) With respect to taxes and assessments which may lawfully be paid in installments, “Real Property Taxes” for any period during the Lease Term shall include only such portion of the same which is payable within such period and any interest payable thereon computed (whether or not such is the case) as if Landlord had elected to pay the same over the longest period permitted by law.

(e) If Landlord shall obtain any abatement or refund on account of any Real Property Taxes or other Additional Real Property Taxes as to which Tenant shall have made payments hereunder, then Landlord shall promptly refund to Tenant an equitable portion of any such abatement or refund, after deducting therefrom the reasonable costs and expenses incurred by Landlord in obtaining such abatement or refund.

Section 9.02 Proration for Partial Years

If any Real Property Taxes paid by Tenant shall cover any period prior to the Commencement Date or after the Expiration Date, then Tenant’s Share of such Real Property Taxes shall be prorated on a day-for-day basis to cover only the period of time within the applicable tax fiscal year during which this Lease shall be in effect.

Section 9.03 Personal Property Taxes

(a) Tenant shall pay prior to delinquency all taxes imposed, assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

(b) If any of Tenant’s said personal property shall be assessed with Landlord’s real property, Tenant shall pay to Landlord, as Additional Rent, the amount of taxes attributable to Tenant’s personal property within ten (10) days after receipt of a written statement thereof.

(c) If Tenant shall fail to pay any such taxes, Landlord shall have the right to pay the same, in which case Tenant shall repay such amount to Landlord, as Additional Rent, with Tenant’s next installment of Rent, together with interest at the Agreed Rate.

ARTICLE X

UTILITIES

Tenant shall pay, prior to delinquency and throughout the Lease Term, all charges for water, gas, heating, ventilation, air conditioning, cooling, sewer, telephone, electricity, garbage, janitorial service and all other services and utilities supplied to the Premises, including Tenant’s Share of any such services or utilities which are not separately metered for or billed to the Premises. All charges for utilities and services which are provided by Landlord directly to Tenant or the Premises shall be paid by Tenant to Landlord within ten (10) days after receipt of an invoice therefor. All other charges for utilities and services shall be included in Operating Expenses recoverable by Landlord in accordance with Article IV. The disruption, failure, lack or shortage of any service or utility with respect to the Premises, the Building or the Project due to any cause whatsoever shall not affect any obligation of Tenant hereunder, and Tenant shall faithfully keep and observe all the terms, conditions and covenants of this Lease and pay all Rent due hereunder, all without diminution, credit or deduction; provided, however, if such disruption, failure, lack or shortage is caused by Landlord’s failure to observe or perform its obligations hereunder, then, within five (5) business days after receipt of written notice from Tenant specifying such failure, Landlord shall initiate the cure of such failure and thereafter shall diligently prosecute said cure to completion.

ARTICLE XI

ASSIGNMENT AND SUBLETTING

Section 11.01 Landlord’s Consent Required

Except as provided in Section 11.02, Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, license or otherwise transfer or encumber all or any part of Tenant’s interest in this Lease or in the Premises or any part thereof, without Landlord’s prior written consent; provided, however, Landlord shall not unreasonably withhold its consent to an assignment of this Lease or a subletting of all or a portion of the Premises. Landlord shall respond in writing to Tenant’s request for consent hereunder within fifteen (15) days of Landlord’s receipt of Tenant’s written request therefor, provided that such request is accompanied by any materials reasonably requested by Landlord in connection with such transfer, and any attempted assignment, transfer, mortgage, encumbrance, subletting or licensing without such consent shall be void, and shall constitute a breach of this Lease. Tenant shall reimburse Landlord upon demand for Landlord’s reasonable costs and expenses (including attorneys’ fees, architect fees and engineering fees) involved in reviewing any request for consent whether or not such consent is granted.

Section 11.02 Tenant Affiliates

Tenant, without Landlord’s prior written consent, but upon not less than ten (10) business days prior written notice to Landlord, may assign this Lease, or sublet all or any portion of the Premises, to any business entity which controls, is controlled by, or is under common control with Tenant, or to any business entity resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all of Tenant’s stock (“Affiliate”), provided that said assignee or sublessee (i) has a net worth equal to or greater than that of Tenant as of the date of this Lease or the date on which such transfer occurs, whichever is greater, and (ii) assumes, in full, the obligations of Tenant under this Lease.

Section 11.03 No Release of Tenant

Regardless of whether or not Landlord’s consent is required or obtained, no subletting or assignment (including, without limitation, to an Affiliate) shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed consent to any subsequent assignment or subletting. In the event of any default in the payment of Rent or performance of any obligation hereunder by any assignee or successor of Tenant, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee or successor.

Section 11.04 Excess Rent

In the event Landlord shall consent to a sublease or an assignment, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of all sums (including the fair market value of all non-cash consideration) collected or received by Tenant from a sublessee or assignee which are in excess of the Base Rent and Additional Rent due and payable with respect to the subject space pursuant to Article IV for the time period encompassed by the sublease or assignment term, after first deducting reasonable leasing commissions, reasonable attorney’s fees not in excess of $2,500 and tenant improvement costs paid by Tenant with respect to such sublease or assignment, the amount of such commissions, attorney’s fees and tenant improvement costs being amortized over the term of such sublease or assignment for the purposes of this Section 11.04. With respect to an assignment, Tenant shall make such payment on the effective date of such assignment. With respect to a sublease, Tenant shall make such payment, in advance, on a monthly basis with its regularly scheduled Base Rent payments.

Section 11.05 Information to be Provided

Tenant’s written request to Landlord for consent to an assignment or subletting or other form of transfer shall be accompanied by (a) the name and legal composition of the proposed transferee; (b) the nature of the proposed transferee’s business to be carried on in the Premises; (c) the terms and provisions of the proposed transfer agreement (including, without limitation, a description of the portion of the Premises to be transferred, and the effective date of the proposed transfer); (d) a copy of all executed and/or proposed documentation pertaining to the proposed transfer; and (e) such financial and other reasonable information as Landlord may request concerning the proposed transferee.

ARTICLE XII

DEFAULTS; REMEDIES

Section 12.01 Defaults

The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

(a) The failure by Tenant to make any payment of Base Rent as and when due within five (5) business days following written notice from Landlord that the same is past due. It is expressly understood that a material default and breach will occur for Tenant’s failure to timely pay Base Rent without any obligation by Landlord to deliver any notice, written or otherwise, if Landlord has previously given Tenant written notice under this Article XII once in any twelve (12) month period preceding the current failure by Tenant to timely pay an installment of Base Rent;

(b) The failure by Tenant to make any payment of any other sum owing under this Lease as and when due, if such failure continues for a period of three (3) days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a Notice to Pay Rent or Quit in the form required by applicable law, such Notice shall constitute the notice required by this paragraph;

(c) Tenant’s failure to provide (i) any instrument or assurance as required by Section 7.05 or (ii) estoppel certificate as required by Section 15.01 or (iii) any document subordinating this Lease to a Lender’s deed of trust as required by Section 17.13, if any such failure continues for ten (10) business days after written notice of the failure. In the event Landlord serves Tenant with a Notice to Perform Covenant or Quit in the form required by applicable law, such Notice shall constitute the notice required by this paragraph;

(d) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in paragraphs (a), (b), (c) or (d) of this Section 12.01, if such failure continues for a period of fifteen (15) business days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than fifteen (15) business days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said fifteen (15) business day period and thereafter diligently prosecutes such cure to completion. In the event Landlord serves Tenant with a Notice to Perform Covenant or Quit in the form required by applicable law, such Notice shall constitute the notice required by this paragraph;

(e) (i) The making by Tenant of any general arrangement or assignment for the benefit of creditors; (ii) the filing by Tenant of a voluntary petition in bankruptcy under Title 11 U.S.C. or the filing of an involuntary petition against Tenant which remains uncontested for a period of sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, provided, however, in the event that any provisions of this Section 12.01(e) is contrary to any applicable law, such provision shall be of no force or effect;

(f) The discovery by Landlord that any financial statement given to Landlord by Tenant, or any guarantor of Tenant’s obligations hereunder, was materially false; and

(g) The occurrence of a material default and breach by Tenant under any other Lease between Tenant and Landlord for premises in the Building or Project.

Section 12.02 Remedies

In the event of any such material default and breach by Tenant, Landlord may at any time thereafter, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default and breach:

(a) Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default including, but not limited to, (i) the cost of recovering possession of the Premises including reasonable attorney’s fees related thereto; (ii) the worth at the time of the award of any unpaid Rent that had been earned at the time of the termination, to be computed by allowing interest at the Agreed Rate but in no case greater than the maximum amount of interest permitted by law, (iii) the worth at the time at the time of the award of the amount by which the unpaid Rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided, to be computed by allowing interest at the Agreed Rate but in no case greater than the maximum amount of interest permitted by law, (iv) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided, to be computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%), (v) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform obligations under this Lease, including, but not limited to, brokerage commissions and advertising expenses, expenses of remodeling the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant, and (vi) any other amounts, in addition to or in lieu of those listed above, that may be permitted by applicable law.

(b) Maintain Tenant’s right to possession as provided in Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations), in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the Rent as it becomes due hereunder.

(c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state of California.

Section 12.03 Default by Landlord

Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within fifteen (15) business days after receipt of written notice from Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying that Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than fifteen (15) business days are reasonably required for performance then Landlord shall not be in default if Landlord commences performance within such fifteen (15) business day period and thereafter diligently prosecutes the same to completion. In the event Landlord does not commence performance of any maintenance or repair required of Landlord hereunder within the fifteen (15) business day period provided herein, and in the event that such maintenance or repair relates to improvements which are wholly within the Premises (not including any Building core systems or equipment), Tenant may perform such maintenance or repair, and Tenant shall be entitled to prompt reimbursement by Landlord of Tenant’s reasonable costs and expenses in taking such action, together with interest thereon at the Agreed Rate. Tenant waives any right to terminate this Lease or to vacate the Premises on Landlord’s default under this Lease. Tenant’s sole remedy on Landlord’s default is an action for damages or injunctive or declaratory relief.

Section 12.04 Late Charges

Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designated agent within five (5) days after such amount is due and owing, Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount which is past due. Notwithstanding the above, once every twelve (12) months during the Lease Term, Tenant shall be entitled to written notice of non-receipt of Rent from Landlord, and Tenant shall not be liable for any late charge, interest or other late fee hereunder if such Rent is received by Landlord within three (3) business days after Tenant’s receipt of such written notice from Landlord. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

Section 12.05 Landlord’s Right to Perform Tenant’s Obligations

All obligations to be performed or observed by Tenant under this Lease shall be performed or observed by Tenant at Tenant’s expense and without any reduction of Rent. Landlord may perform or observe any obligation of Tenant which is in default hereunder after the specified cure period, without waiving Landlord’s other rights and remedies for Tenant’s failure to perform or observe any obligations under this Lease and without releasing Tenant from any such obligations. Within thirty (30) days after receiving a statement from Landlord, Tenant shall pay to Landlord the amount of expense reasonably incurred by Landlord in performing or observing Tenant’s obligation.

ARTICLE XIII

CONDEMNATION OF PREMISES.

Section 13.01 Total Condemnation

If the entire Premises shall be taken by condemnation at any time during the Lease Term (whether by exercise of governmental power or the sale or transfer by Landlord to any condemnor under threat of condemnation or while proceedings for condemnation are pending) such that there does not remain a portion suitable for occupation, then this Lease shall terminate as of the date transfer of possession is required. Upon such condemnation, all Rent shall be paid up to the date transfer of possession is required, and Tenant shall have no claim against Landlord or the award for the value of the unexpired portion of the Lease Term.

Section 13.02 Partial Condemnation

Except as otherwise provided in this Section 13.02, if any portion of the Premises is taken by condemnation during the Lease Term (whether by exercise of governmental power or the sale or transfer by Landlord to any condemnor under threat of condemnation or while proceedings for condemnation are pending) and Tenant cannot reasonably conduct its business, then Tenant may terminate this Lease. In addition, if more than thirty-three percent (33%) of the total Rentable Area of the Premises is taken by condemnation, then Landlord shall have the right to terminate this Lease effective as of the date transfer of possession is required. Tenant and Landlord may elect to exercise their respective rights to terminate this Lease pursuant to this Section 13.02, if at all, by delivering written notice to the other party within thirty (30) days after receipt of notice of such condemnation. All Rent shall be paid up to the date of termination, and Tenant shall have no claim against Landlord for the value of the unexpired portion of the Lease Term. If this Lease shall not be terminated, then the Rent reserved herein shall be prorated on the basis the of the Rentable Area of the portion of the Premises retained by Tenant in proportion to the Rentable Area contained in the Premises immediately prior to the partial taking. If Tenant’s continued use of the Premises requires alterations and repair by reason of a partial taking, all such alterations and repair shall be made by Tenant at Tenant’s expense. Tenant waives all rights it may have under California Code of Civil Procedure Section 1265.130 or otherwise, to terminate this Lease based on partial condemnation.

Section 13.03 Award to Tenant

In the event of any condemnation (whether total or partial), Tenant shall have the right to claim and recover from the condemning authority such compensation as may be separately awarded or recoverable by Tenant for loss of Tenant’s improvements, business fixtures, or equipment belonging to Tenant immediately prior to the condemnation. In the event of any condemnation (whether total or partial), the entire condemnation award shall belong to Landlord (including, without limitation, any “bonus value” of the leasehold estate - OR - amount attributable to any excess of the market value of the Premises for the remainder of the Lease Term over the then present value of the Rent payable for the remainder of the Lease Term), and Tenant shall have no right to recover from Landlord or from the condemning authority for any claims arising out of such taking; provided, however, notwithstanding the foregoing, as long as the award payable to Landlord is not reduced thereby, Tenant shall have the right to make a separate claim in the condemnation proceeding for, and to recover from the condemning authority, such compensation as may be separately awarded or recoverable by Tenant for (a) loss of Tenant’s business fixtures, or equipment belonging to Tenant immediately prior to the condemnation, and (b) the taking of the unamortized value (using the Lease Term as the amortization period) of any Tenant Improvements paid for by Tenant which are not removed by Tenant.

ARTICLE XIV

ENTRY BY LANDLORD

Tenant shall permit Landlord and its employees, agents and contractors upon advance notice (except in case of emergency, in which event no notice shall be necessary) to enter the Premises and all parts thereof (i) at all reasonable times for any of the following purposes: to inspect the Premises; to maintain the Premises; to make such repairs to the Premises as Landlord is obligated or may elect to make; and to make repairs, alterations or additions to any other portion of the Building; and (ii) upon forty-eight (48) hours notice (which may be oral) for any of the following purposes: to show the Premises and to post “For Lease” signs for the purposes of re-letting the Premises during the last twelve (12) months of the Lease Term; to show the Premises to prospective lenders or purchasers of the Building; and to post notices of nonresponsibility. Landlord shall have such right of entry without any abatement of Rent to Tenant. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except that such waiver shall not apply to any actual, out-of-pocket damages incurred by Tenant in connection with Landlord’s entry in the Building when such loss or damage is due to Landlord’s negligence or willful misconduct.

ARTICLE XV

ESTOPPEL CERTIFICATE

Section 15.01 Tenant’s Statement

Tenant shall, at any time upon not less than fifteen (15) days’ prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement (i) certifying, if true, that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying, if true, that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any; (ii) acknowledging, if true, that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord or Tenant hereunder, or specifying such defaults if any are known or claimed; and (iii) certifying or acknowledging, if true, such other matters as are requested by any prospective lender or purchaser of the Building which are reasonably related to the loan or sale transaction. Any such statement may be conclusively relied upon by any prospective lender or purchaser of the Building.

ARTICLE XVI

LIMITATIONS ON LANDLORD’S LIABILITY

If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the interest of Landlord in the Building. Neither Landlord nor any Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Article XVI shall inure to the benefit of Landlord’s and all Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor any Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

ARTICLE XVII

GENERAL PROVISIONS

Section 17.01 Severability

The invalidity of any provision of this Lease shall in no way affect the validity of any other provision hereof.

Section 17.02 Agreed Rate Interest on Past-Due Obligations

Except as expressly herein provided, any amount due to either party not paid when due shall bear interest at the Bank of America prime rate plus two percent (2%) (“Agreed Rate”). Payment of such interest shall not excuse or cure any default by Tenant under this Lease. Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to the payor by application of the amount of excess interest paid against any sums outstanding in any order that payee requires. If the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to the payor by the payee.

Section 17.03 Time of Essence

Time is of the essence in the performance of all obligations under this Lease.

Section 17.04 Submission of Lease

The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises situated in the Project. Execution of this Lease by Tenant shall be irrevocable. The return to Landlord of Tenant-executed copies of this Lease shall not be binding upon Landlord, notwithstanding any preparation or anticipatory reliance or expenditures by Tenant or any time interval, until Landlord has in fact executed and actually delivered a fully-executed copy of this Lease to Tenant.

Section 17.05 Incorporation of Prior Agreements and Exhibits

This Lease (including Exhibits A, B, C, D, E, F, G and H and Schedules 1, 2 and 3) contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Tenant hereby acknowledges that neither the Landlord nor any employees or agents of the Landlord has made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of said Premises and Tenant acknowledges that Tenant assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the Lease Term except as otherwise specifically stated in this Lease.

Section 17.06 Notices

(a) Written Notice

Any notice required or permitted to be given hereunder shall be in writing and shall be given by a method described in paragraph (b) below and shall be addressed to Tenant or to Landlord, as the case may be, at the respective address noted below next to the signature of such party. Either party may, by notice to the other party, specify a different address for notice purposes. A copy of all notices required or permitted to be given hereunder to Tenant or to Landlord, as the case may be, shall be concurrently transmitted to such other persons at such addresses as may hereafter be designated by Tenant or Landlord, respectively, by notice to the other party; provided, however, no delay or failure of delivery to any such persons shall affect the validity of the delivery of such notice to Tenant or to Landlord, as the case may be.

(b) Methods of Delivery

(i) When personally delivered to the recipient, notice is effective upon delivery. Delivery to the person apparently designated to receive deliveries at the subject address (e.g., a receptionist) shall constitute personal delivery if made during business hours.

(ii) When mailed by certified mail with return receipt requested, notice is effective upon receipt if delivery is confirmed by a return receipt.

(iii) When delivered by recognized overnight courier service (e.g., Federal Express, Airborne, United Parcel Service, DHL WorldWide Express) with charges prepaid or charged to the sender’s account, notice is effective upon delivery if delivery is confirmed by the courier service.

(c) Refused, Unclaimed or Undeliverable Notices

Any correctly addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be considered to be effective as of the first date that the notice was refused, unclaimed, or considered undeliverable by the postal authorities, messenger, or overnight courier service.

Section 17.07 Waivers

No waiver of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach of the same or any other provisions. Any consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of consent to or approval of any subsequent act. The acceptance of Rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.

Section 17.08 Recording

Tenant may not record this Lease or a “short form” memorandum of this Lease.

Section 17.09 Surrender of Possession; Holding Over

(a) At the expiration or earlier termination of this Lease, Tenant shall remove shall remove all of Tenant’s equipment, trade fixtures, supplies, wall decorations, signage, film or other protective coatings added to the exterior windows by Tenant and other personal property from the Premises, the Building and the Common Area and shall vacate the Premises, and surrender to Landlord possession of the Premises and all improvements therein, broom clean and in as good order and condition as when possession was taken by Tenant, excepting only normal wear and tear and damage due to casualty not caused by Tenant or Tenant’s agents, employees or contractors, and deliver to Landlord copies of all service contracts and maintenance records kept by Tenant with respect to the Premises. Notwithstanding the foregoing, Tenant shall not be required to remove from the Premises at the expiration or termination of this Lease any of Tenant’s initial Tenant Improvements to the Premises to the extent such Tenant Improvements were approved by Landlord as part of the Approved Working Drawings (as defined in Section 3.3 of the Work Letter Agreement attached hereto as Exhibit C). Except for such normal wear and tear and damage due to casualty not caused by Tenant or Tenant’s agents, employees or contractors, Tenant shall: (i) repair all damage to the Premises, the interior and exterior of the Building and the Common Area caused by Tenant’s removal of its property; (ii) patch and refinish, to Landlord’s reasonable satisfaction, all penetrations made by Tenant or any Tenant Parties to the roof, floor, interior or exterior walls or ceiling of the Premises and the Building, whether or not such penetrations were made with Landlord’s approval; (iii) repair or replace all stained or damaged ceiling tiles, wall coverings and floor coverings to the reasonable satisfaction of Landlord; and (iv) repair all damage caused by Tenant to the exterior surface of the Building and to the paved surfaces of the Common Area and, where necessary, replace or resurface same. Upon the expiration or earlier termination of this Lease, Landlord may reenter the Premises and remove all persons and property therefrom. If Tenant shall fail to surrender to Landlord the Premises, the Building and the Common Area in the condition required by this Section 17.09(a) at the expiration or earlier termination of this Lease, then Landlord, at Tenant’s expense, may remove Tenant’s signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant’s expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises, the Building and the Common Area to the required condition, together with interest thereon at the Agreed Rate from the date incurred by Landlord until paid. Tenant shall pay to Landlord the amount of all costs so incurred (including, without limitation, costs of disposal, storage and insurance), together with interest at the Agreed Rate, within five (5) business days after receipt of an invoice therefor.

(b) If Tenant, with Landlord’s prior written consent, remains in possession of the Premises after expiration of the Lease Term, and if Landlord and Tenant have not executed an express written agreement as to such holding over, then such occupancy shall be a tenancy from month-to-month on every applicable term, condition and agreement contained herein (including the payment of Additional Rent), except that monthly Base Rent shall be payable at a rate equivalent to one hundred twenty-five percent (125%) of the monthly Base Rent in effect immediately prior to such expiration.

Section 17.10 Cumulative Remedies

No remedy or election hereunder by Landlord or Tenant shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

Section 17.11 Covenants and Conditions

Each provision of this Lease to be observed or performed by Tenant shall be deemed both a covenant and a condition.

Section 17.12 Binding Effect; Choice of Law

Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to the provisions of Article XVI, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California.

Section 17.13 Lease to be Subordinate

Tenant agrees that this Lease is and shall be, at all times, subject and subordinate to (a) the lien of any mortgage, deed of trust or other encumbrances now existing or hereafter executed which Landlord may create against the Premises, the Building or the Project, including all modifications, renewals, extensions and replacements thereof, and (b) all ground or underlying leases now existing or hereafter executed affecting the Building or the Project, including all modifications, renewals, extensions and replacements thereof; provided, however, that regardless of any default under any such mortgage, deed of trust or other encumbrance or any sale of the Premises under such mortgage, deed of trust or other encumbrance, and regardless of any default under any such ground or underlying lease or any termination of any such ground or underlying lease, so long as Tenant timely performs all covenants and conditions of this Lease and continues to make all timely payments hereunder, this Lease and Tenant’s possession and rights hereunder shall not be disturbed by any mortgagee, beneficiary, or ground or underlying lessor, or anyone claiming under or through any such mortgagee, beneficiary, or ground or underlying lessor. Tenant shall execute and deliver any commercially reasonable documents confirming the subordination of this Lease within ten (10) days after delivery of same by Landlord, so long as the mortgagee, beneficiary, or ground or underlying lessor agrees therein that this Lease will not be terminated if Tenant is not in default following either the foreclosure of any such mortgage, deed or trust or other encumbrance (or the granting of a deed in lieu thereof) or the termination of any such ground or underlying lease. Tenant hereby agrees that any Subordination, Nondisturbance and Attornment Agreement (“SNDA”) which is substantially in the form attached hereto as Exhibit E shall be deemed to be commercially reasonable for purposes of the immediately preceding sentence. Notwithstanding any subordination of this Lease, in the event of either the foreclosure of any such mortgage, deed or trust or other encumbrance (or the granting of a deed in lieu thereof) or the termination of any such ground or underlying lease, Tenant shall attorn to, and become the tenant of, the successor to Landlord (i.e., such mortgagee, beneficiary or other successor to Landlord by foreclosure or deed in lieu thereof, or such ground or underlying lessor, as the case may be), at the option of such successor to Landlord; provided however, in no event shall any such successor to Landlord (i) be liable for any previous act or omission of Landlord under this Lease, (ii) be subject to any offset, defense or counterclaim against Landlord which shall theretofore have accrued to Tenant under this Lease, (iii) have any obligation with respect to any security deposit or letter of credit, unless the same shall have been paid or physically delivered to such successor, or (iv) be bound by any Rent paid more than one month in advance to Landlord or any prior landlord or owner. Notwithstanding anything herein to the contrary, Landlord shall use commercially reasonable efforts to obtain from Landlord’s existing lender, at Tenant’s sole expense, a SNDA in the form attached hereto as Exhibit E or on such other standard form as is then used by such lender. If Landlord is unable to obtain such an agreement, notwithstanding such commercially reasonable efforts, then such failure shall not affect the validity of this Lease.

Section 17.14 Attorneys’ Fees

In the event any action or proceeding is brought by any party to enforce or interpret the provisions of this Lease, or if any other action or proceeding is brought arising out of or relating to this Lease, the prevailing party in such action or proceeding shall be entitled to recover the reasonable fees of its attorneys, experts and arbitrators, and other costs of suit.

Section 17.15 Signs

Tenant shall not place any signs outside the Premises (or visible from outside the Premises) without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, any such signage shall be subject to the terms of this Section 17.15. Tenant’s identification signage and other signage, including any directional signage outside the Premises (or visible from outside the Premises), shall be referred to herein, collectively, as “Tenant’s Signage.” All aspects of Tenant’s Signage, including, but not limited to, location, quality, design, color, style, lighting, size and specifications, as applicable, shall be (i) consistent with Landlord’s signage policy set forth on Exhibit D attached hereto and any other signage program for the Building or the Project which may be in effect from time to time, (ii) subject to Landlord’s prior written approval, in Landlord’s sole and absolute discretion, and (iii) in compliance with all applicable governmental laws, ordinances, rules, regulations, codes and approvals. Tenant shall be responsible, at its sole cost and expense, for the installation, maintenance, repair and replacement of Tenant’s Signage. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove Tenant’s Signage and repair any damage resulting therefrom. Notwithstanding anything to the contrary contained in this Section 17.15, Landlord, at its election, shall have the right to perform any and all installation, maintenance, repair, replacement and removal of Tenant’s Signage and to repair any damage resulting therefrom, in which instance Tenant shall pay to Landlord upon demand the cost of such installation, maintenance, repair, replacement, removal and repair within ten (10) days after receipt of an invoice. Tenant shall be responsible, at its sole cost and expense, for obtaining all governmental approvals for Tenant’s Signage, provided that Tenant shall not submit any applications or requests for governmental approvals without first obtaining Landlord’s prior written approval thereof (which approval may be withheld in Landlord’s sole and absolute discretion), and provided further that Tenant shall provide written notice to Landlord of all hearings and meetings with any applicable governmental authority regarding Tenant’s applications or requests for governmental approvals not later than five (5) business days prior thereto. Subject to the foregoing, upon request by Tenant from time to time, Landlord agrees (at no cost to Landlord) to reasonably cooperate with Tenant in connection with Tenant’s efforts to obtain all governmental approvals for Tenant’s Signage, provided that Landlord shall have no obligation (and Tenant shall have no right) to agree to or to comply with any conditions which may be imposed upon Landlord or the Building or the Project in connection with any governmental approvals for Tenant’s Signage. Tenant hereby acknowledges and agrees that the governmental approvals for Tenant’s Signage are not conditions to the validity of this Lease, and in the event Tenant fails to obtain any such approvals, this Lease shall continue in full force and effect in accordance with its terms, except that Tenant shall have no right with respect to Tenant’s Signage which is not so approved. The rights contained in this Section 17.15 with respect to Tenant’s Signage shall be personal to the originally named Tenant herein (“Original Tenant”) or an Affiliate and may only be exercised by the Original Tenant or an Affiliate (and not by any other assignee, subtenant or transferee) if the Original Tenant or an Affiliate then occupies the entire Premises, and in all instances shall apply only with respect to Tenant’s company name as of the date of this Lease or a name otherwise approved by Landlord pursuant to this Section 17.15. Should the name of Original Tenant be legally changed or should Tenant’s Signage be assigned to an Affiliate (any such other name referred to herein as a “New Name”), Tenant, at its sole cost and expense, shall be entitled to modify Tenant’s name as the same appears on Tenant’s Signage to reflect Tenant’s New Name, so long as Tenant’s New Name is not an Objectionable Name. As used herein, the term “Objectionable Name” shall mean any name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Building or the Project, or which would otherwise reasonably offend a landlord of similar Buildings in the vicinity of the Building.

Section 17.16 Merger

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

Section 17.17 Quiet Possession

Landlord covenants that Tenant, upon timely paying the Rent for the Premises and timely observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, shall have quiet possession of the Premises for the Lease Term, subject to all of the covenants, conditions and provisions of this Lease. The foregoing covenant is in lieu of any other covenant express or implied.

Section 17.18 Easements

Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of Parcel Maps and covenants, conditions and restrictions, so long as such easements, rights, dedications, Maps and covenants, conditions and restrictions do not unreasonably interfere with Tenant’s use of or access to the Premises or Tenant’s parking rights granted hereunder. Tenant shall sign any of the aforementioned or other documents, and take such other actions, which are reasonably necessary or appropriate to accomplish such granting, recordation and subordination of the Lease to same, upon request of Landlord, and failure to do so within ten (10) business days after a written request to do so shall constitute a material breach of this Lease, provided that Landlord shall reimburse Tenant for Tenant’s reasonable out-of-pocket expenses (including reasonable attorneys’ fees) necessarily incurred in the performance of Tenant’s obligations under this Section 17.18.

Section 17.19 Authority

Each individual executing this Lease on behalf of a corporation, limited liability company or partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such entity in accordance with a duly adopted resolution of the governing group of the entity empowered to grant such authority, and that this Lease is binding upon said entity in accordance with its terms. Each party shall provide the other with a certified copy of its resolution within thirty (30) days after execution hereof, but failure to do so shall in no manner (i) be evidence of the absence of authority or (ii) affect the representation or warranty.

Section 17.20 Force Majeure Delays

In any case where either party hereto is required to do any act (other than the payment of money), and the performance of such act is prevented, delayed or stopped due to Acts of God or Nature, war, terrorism, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor or materials or equipment, government regulations, delay by government or regulatory agencies with respect to approval or permit process, unusually severe weather, the time for performance of such act (whether designated by a fixed date, a fixed time or a “reasonable time”) shall be deemed to be extended by the period of such prevention, delay or stoppage.

Section 17.21 Hazardous Materials

(a) Definition of Hazardous Materials and Environmental Laws

“Hazardous Materials” means any chemical, substance, petroleum, pollutant, product, waste or other material of any nature whatsoever (collectively called “Hazardous Materials”) subject to regulation pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. sections 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. section 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. sections 2601, et seq.; the Clean Air Act, 42 U.S.C. sections 7401 et seq.; the Clean Water Act, 33 U.S.C. sections 1251, et seq.; the California Hazardous Waste Control Act, Health and Safety Code sections 25100, et seq.; the California Hazardous Substances Account Act, Health and Safety Code sections 26300, et seq.; the California Safe Drinking Water and Toxic Enforcement Act, Health and Safety Code sections 25249.5, et seq.; California Health and Safety Code sections 25280, et seq. (Underground Storage of Hazardous Substances); the California Hazardous Waste Management Act, Health and Safety Code sections 25170.1, et seq.; California Health and Safety Code sections 25501. et seq. (Hazardous Materials Response Plans and Inventory); California Health and Safety Code sections 25214.9 et seq. (Electronic Waste); or the Porter-Cologne Water Quality Control Act, California Water Code sections 13000, et seq.; all of the foregoing as may be amended from time to time; or any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, but not limited to, warning, disclosure, management, storage, disposal, release, response, removal and remediation costs) or standards of conduct or performance concerning any Hazardous Material as now or at any time hereafter may be in effect (collectively, “Environmental Laws”).

(b) Use of Hazardous Materials

Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept or used in, on or about the Project by Tenant, its agents, employees, contractors, licensee, guests, visitors or invitees without the prior written consent of Landlord. Landlord shall not unreasonably withhold such consent so long as Tenant demonstrates to Landlord’s reasonable satisfaction that such Hazardous Materials and the quantity thereof are necessary or useful to Tenant’s business and will be used, kept and stored in a manner that complies with all applicable Environmental Laws. Tenant shall, at all times, provide any required warnings or disclosure, and shall use, keep, store, and handle all such Hazardous Materials in or about the Project in compliance with all applicable Environmental Laws. Tenant shall not treat or dispose of Hazardous Materials at the Project. Tenant shall properly dispose of Hazardous Materials at a off-site facility in accordance with Environmental Laws, and shall properly remove all Hazardous Materials used or brought onto the Project during the Lease Term from the Project prior to the expiration or earlier termination of the Lease.

(c) Tenant’s Environmental Indemnity

Tenant agrees to indemnify and hold Landlord harmless from any liabilities, losses, claims, damages, penalties, fines, attorney fees, expert fees, court costs, remediation costs, investigation costs, or other expenses resulting from or arising out of a breach of this Section 17.21 or the use, storage, treatment, transportation, release, presence, generation, or disposal of Hazardous Materials on, from or about the Project, and/or subsurface or ground water, after the Delivery Date from an act or omission of Tenant (or Tenant’s successor), its agents, employees, invitees, vendors or contractors. It is understood by the parties that Tenant shall not be responsible under this subsection for any Hazardous Materials introduced to the Project prior to the Delivery Date by anyone other than Tenant or Tenant’s Agents.

(d) Tenant’s Obligation to Promptly Remediate

If the presence of Hazardous Materials on the Premises after the Delivery Date is a result from an act or omission of Tenant (or Tenant’s successors), its agents, employees, invitees, vendors, contractors, guests, or visitors and such Hazardous Materials contaminate the Project or any water or soil beneath the Project, Tenant shall promptly take all action necessary or appropriate to investigate and remedy that contamination, at its sole cost and expense, provided that Landlord’s consent to such action shall first be obtained, which consent shall not be unreasonably withheld, conditioned or delayed.

(e) Notification

Landlord and Tenant each agree to promptly notify the other of (i) any release of Hazardous Materials in, on or about the Premises or the Building, and (ii) any communication received from any governmental entity concerning Hazardous Materials or the violation of Environmental Laws that relate to the Project.

Section 17.22 Modifications Required by Landlord’s Lender.

If any current or prospective lender or ground lessor for the Building or the Project requests a modification of this Lease that will not increase Tenant’s cost or expense or materially and adversely change Tenant’s rights and obligations hereunder, then this Lease shall be so modified and Tenant shall execute whatever documents are required by such lender or ground lessor and deliver the same to Landlord within ten (10) days after the request.

Section 17.23 Brokers

Landlord and Tenant represent and warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for the real estate brokers named in the Summary (collectively, the “Brokers”) and that they know of no other real estate broker or agent who is entitled to a commission or finder’s fee in connection with this Lease. Each party shall indemnify, protect, defend, and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including reasonable attorneys’ fees) for any leasing commission, finder’s fee, or equivalent compensation alleged to be owning on account of the indemnifying party’s dealings with any real estate broker or agent other than the Brokers. Landlord shall pay a commission to the Brokers in accordance with the terms of a separate written agreement.

Section 17.24 Survival

All covenants and obligations arising out of this Lease shall survive the expiration or earlier termination of this Lease and shall remain outstanding until satisfied in full.

Section 17.25 List of Exhibits

EXHIBIT A:	Real Property Legal Description, Project Site Plan and Premises Floor Plan

EXHIBIT B:	Memorandum of Commencement of Lease Term and Schedule of Base Rent

EXHIBIT C	Work Letter Agreement for Tenant Improvements and Interior Specification Standards

EXHIBIT D	Signage Exhibit

EXHIBIT E	SNDA

EXHIBIT F	Intentionally Deleted

EXHIBIT G:	Rules and Regulations

LANDLORD AND TENANT EACH HAS CAREFULLY READ AND HAS REVIEWED THIS LEASE AND BEEN ADVISED BY LEGAL COUNSEL OF ITS OWN CHOOSING AS TO EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOWS ITS INFORMED AND VOLUNTARY CONSENT THERETO. EACH PARTY HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS AND CONDITIONS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

Executed at San Diego, California, as of the reference date.

(Signatures continued on next page)

LANDLORD:			ADDRESS:

BERNARDO SUMMIT LLC, a California limited liability company			c/o Jay Paul Company 350 California Street, Suite 1905 San Francisco, CA 94104-1432
By:	BERNARDO SUMMIT MANAGEMENT, INC., its managing member

By:	/s/ Jay Paul
Jay Paul, its President and Secretary

TENANT:			ADDRESS:

LIONBRIDGE TECHNOLOGIES, INC., a Delaware corporation			1050 Winter Street, Suite 2300 Waltham, Massachusetts 02451 Attention: Mr. Derek Salisbury
By:	/s/ Satish Maripuri		(Before Commencement Date)
Name:	SATISH MARIPURI	.
(Type or Print Name)
Title:	COO	.	16550 West Bernardo Drive San Diego, California 92127
Attention: Mr. Derek Salisbury (After Commencement Date)